Exhibit 10.3

                                  Catcher, Inc.


                                                  As of May 4, 2005

John Sutton
1801 Warner Ranch Drive #1718
Round Rock TX 78664

Re:      Employment Agreement

Dear John:

Reference is made to your Employment Agreement (the "Employment Agreement") with Catcher, Inc. (the "Company") dated April 21, 2005. We wish to memorialize an obligation the Company has undertaken with respect to your employment with the Company. By your countersignature of this letter, your Employment Agreement with the Company shall be deemed amended as set forth in this letter.

The Company is obliged to reimburse you for your reasonable and necessary business expenses incurred in connection with your services under the Employment Agreement.; PROVIDED THAT, such expenses are made, verified and submitted to the Company for reimbursement in accordance with Company's expense reimbursement policies. The Company will pay you a car allowance in the amount of $600 per month.

If the foregoing reflects your understanding, please sign in the space provided below and return this letter to the Company whereupon your Employment Agreement shall be deemed amended hereby.

                                                  Sincerely,
                                                  CATCHER, INC.

                                                  /s/ Ira Tabankin
                                                  -------------------------
                                                  By: Ira Tabankin


ACCEPTED AND AGREED


/s/ John Sutton
-------------------------
John Sutton